SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is made and entered into, effective as of this 1st Day of July, 2004, the "Effective Date") by and between MAJESTIC OIL & GAS, INC., a Nevada corporation, (the "Company") and ALTAMONT OIL & GAS, INC., a Montana corporation, the sole shareholder of GRIZZLY ENERGY, INC., a Montana corporation, (the "Shareholder").

NOW, THEREFORE, in consideration of the mutual promises and the covenants and promises hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. <u>EXCHANGE OF SHARES</u>.

1.1 <u>Exchange</u>. On the terms and subject to the conditions set forth in this Agreement, at the Closing the Shareholder will sell, convey, transfer and assign to the Company, and the Company will purchase and accept from the Shareholder all right, title and interest in and to the issued and outstanding shares of common stock of Grizzly Energy, Inc. owned by Shareholder in exchange for 1,600,000 shares of common stock of the Company.

1.2 <u>Assets</u>. As of the date of closing, the assets of Grizzly Energy, Inc. shall consist of an undivided twenty-five percent (25%) interest in and to the property described in Section 1.2 (a) through (d) hereof (collectively, the "Assets"), free and clear of all liens; except as provided in Section 1.2(e) through (g) hereof:

a. Undivided record title interests, leasehold working interest, operating rights, net revenue interests and contractual interests in and to the following described lands in Pondera County, Montana: Township 29 North, Range 5 West, Section 36: NW¼ (160 acres), and in and to all oil and gas leases under the lands described herein (hereinafter the "Subject Leases").

b. All agreements, contracts and rights insofar as the same relate to the Subject Leases, including but not limited to all production sales contracts, transportation agreements, operating agreements, and gas balancing agreements.

c. The wells situated in, on and under the Subject Leases, including well equipment, casing, tanks, boilers, buildings, tubing, pumps, motors, fixtures, machinery and other equipment, power lines, telephone and telegraph

lines, roads, field processing plants and all other improvements used in the operation, production, storing, measuring treating or maintenance of the Assets described herein, insofar a the same are used in connection with the wells located on the Subject Leases.

d. Easements, permits, licenses and rights-of-way located in, on and under the Subject Leases and used or obtained in connection the oil and gas operations thereon and all rights, privileges, benefits and powers with respect to the Assets herein and use and occupancy of the surface and subsurface depths under the surface covered thereby which are necessary or incidental to possession and enjoyment thereof or any interest therein under the terms of the Subject Leases applicable thereto.

The Assets are subject to the following:

e. The terms and conditions of the Subject Leases.

f. All royalties, overriding royalty interests and other burdens on production appearing of record as of the effective date, proportionate to Grizzly Energy, Inc.'s interests therein.

g. All other matters burdening Grizzly Energy, Inc.'s interest in the Assets, whether or not reflected in the public records, to the extent such matters affect such interest, including, but not limited to, proportionate reduction if, as and when:

   i. The Subject Leases cover less than one hundred percent (100%) of the mineral estate on lands encompassed thereby;

   ii. The Subject Leases are pooled, communitized or unitized with other lands for production of oil, gas and other hydrocarbons;

   iii. Grizzly Energy, Inc.'s interest in the Subject Leases as of the date of the effective date is subject to any reversionary, conversionary, carved out or terminable interest which would reduce Grizzly Energy, Inc.'s interest therein.

1.3. Closing Date. The closing ("Closing") shall occur on or before ~~June~~ July ___, 2004 (the "Closing Date"). The Closing will take place at ____, or at such other date, time and place or manner, as may be agreed upon by the parties.

SECTION 2. PURCHASE PRICE

2.1 Purchase Price. The Company shall convey, transfer, and assign to Shareholder 1,600,000 unregistered shares of common stock of the Company ("Common Stock") in exchange for all of the issued and outstanding shares of Common Stock of Grizzly Energy, Inc. held by Shareholder. The shares of Common Stock may be resold in the future under Rules 144 or 144A under the Securities Act of 1933 (the "Securities Act"), subject to compliance with all of the provisions of the Rules. Rule 144A provides that securities may be resold after a one-year holding period from the date of payment subject to compliance with the Rule. Among other things, an order to sell the securities may only be placed after Form 144 has been mailed to the Securities and Exchange Commission, the securities must be sold to or through a broker-dealer, the volume limitations must be met (i.e., the greater of 1% of the outstanding shares or the average weekly trading volume for the four weeks preceding the filing of Form 144) and there can be no solicitation of any buy orders. Rule 144A applies to sales to institutions which are "qualified institutional buyers".

2.2 Registration Rights.

a. Piggyback Registration.

i. Each time that the Company proposes for any reason to register any of its Common Stock under the Securities Act in connection with the proposed offer and sale of its Common Stock, either for its own account or on behalf of any other security holder ("Proposed Registration"), other than pursuant to a registration statement on Forms S-4, S-8 or any similar forms, the Company shall promptly give written notice of such Proposed Registration to Shareholder, and shall offer to Shareholder the right to request inclusion of its Common Stock issued pursuant to the terms of the Agreement in the Proposed Registration.

ii. The Shareholder shall have 30 days from the receipt of such notice to deliver to the Company a written request specifying the number of shares of common Stock that Shareholder intends to sell in the Proposed Registration, as well as information on Shareholder's intended method of disposition.

iii. If the Proposed Registration by the Company is, in whole or in part, an underwritten public offering, the Company shall so advise Shareholder and any request must specify that its Common Stock be

included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration.

iv. Upon receipt of a written request, the Company shall promptly use its best efforts to cause all such shares of Common Stock held by Shareholder to be registered under the Securities Act (and included in any related qualifications or registration under blue sky laws), to the extent required to permit sale or disposition as set forth in the Proposed Registration.

v. If the offering is to be an underwritten offering, and Shareholder proposes to distribute its shares of Common Stock through such underwritten offering, Shareholder agrees to enter into an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company. The Shareholder may withdraw its Common Stock from such offering at any time until the day prior to the effective date by written notice to the Company and the managing underwriter.

Notwithstanding the foregoing, if in its good faith judgment, the managing underwriter determines and advises the Company in writing that the inclusion of the Common Stock issued to Shareholder pursuant to the Agreement in the underwritten public offering, together with any Common Stock offered by the Company, would interfere with the successful marketing of such securities, the managing underwriter may exclude the Common Stock owned by the Shareholder from the Proposed Registration as long as all shares of Common Stock owned by the Company's officers, directors and five percent (5%) of the shareholders are excluded.

b. <u>Preparation and Filing</u>. If and whenever the Company is under an obligation pursuant to this Agreement to use its best efforts to effect the registration of any shares of its Common Stock, the Company shall, as expeditiously as practicable:

i. Prepare and file with the Securities and Exchange Commission the (the "Commission") a registration statement for such securities, and use its best efforts to cause such registration statement to become and remain effective in accordance with Section 2(b) hereof;

ii. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (a) the sale of all Common Stock covered thereby or (b) three months after the effective date of the registration statement, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Common Stock covered by such registration statement;

iii. Furnish to the Shareholder such number of copies of any prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request, to facilitate the public sale or other disposition of such shares of Common Stock issued to Shareholder pursuant to this Agreement;

iv. Use its best efforts to register or qualify the Common Stock covered by such registration statement under the securities or blue sky laws of ________ And up to three other states that do not impose what is commonly referred to as merit review (except to the extent provided in Section 2.a.iv.) and do all other acts or things which may be necessary or advisable to enable Shareholder to consummate the public sale or other disposition in such jurisdictions of such Common Stock; provided, however, that the Company shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not liable for such taxes;

v. At any time when a prospectus required to be delivered under the Securities Act, notify Shareholder of the happening of any event as a result of which the prospectus included in such registration, as the in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing and, at the request of such holder, as

promptly as practicable prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing;

vi. If the Company has delivered preliminary or final prospectuses to Shareholder and after having done so, the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify Shareholder and Shareholder, if requested, shall immediately cease making offers of its Common Stock and return all prospectuses to the Company. The Company shall promptly provide Shareholder with revised prospectuses and, following receipt of the revised prospectuses, Shareholder shall be free to resume making offers of the Common Stock.

c. Expenses. The Company shall pay all expenses incurred in complying with this section 2.2, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD Regulation, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and disbursements of the Company's counsel; provided, however, that all underwriting discounts and selling commissions, attorneys' fees of Shareholder, if any, and selling expenses applicable to the Common Stock issued to Shareholder and covered by registration effected pursuant to this Section 2.2 hereof, shall be borne by Shareholder.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

3.1 Shareholder's Representations and Warranties. The Shareholder hereby represents and warrants to the Company, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the closing Date, as follows:

a. Organization and Qualifications. Grizzly Energy, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Grizzly Energy, Inc. has all requisite power and authority to own those properties and conduct those businesses presently owned or conducted by it, and

is duly qualified to do business as it is now being conducted and is in good standing as a foreign corporation in each other jurisdiction where the property owned, leased or used by it or the conduct of its business makes such qualification necessary. The copies of the articles of incorporation and bylaws of Grizzly Energy, Inc., which have been (or will be, at least two days before the Closing Date) delivered to the Company, are complete and correct and are in full force and effect at the date hereof.

b. Authorization; No Restrictions; Consents or Approvals. The Shareholder has full power and authority to enter into and perform this Agreement. This Agreement has been duly executed by the Shareholder and constitutes the legal, valid, binding and enforceable obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms. The execution and delivery of this Agreement, the exchange of Shares and the consummation by Grizzly Energy, Inc. of the transactions contemplated herein, do not and will not on the Closing Date (i) conflict with or violate any of the terms of the articles of incorporation and bylaws of Grizzly Energy, Inc. or any applicable law relating to the Shareholder or Grizzly Energy, Inc., (ii) conflict with, or result in a breach of any of the terms of, or result in the acceleration of any indebtedness or obligations under, any agreement, obligation or instrument by which the Shareholder or Grizzly Energy, Inc. is bound or to which any property of the Shareholder or Grizzly Energy, Inc., is subject, or constitute a default thereunder, (iii) result in the creation or imposition of any lien on any of the assets of the Shareholder or Grizzly Energy, Inc., (iv)constitute an event permitting termination of any agreement or instrument to which the Shareholder or Grizzly Energy, Inc. is a party or by which any property or asset of the Shareholder or Grizzly Energy, Inc. is bound or affected, pursuant to the terms of such agreement or instrument, or (v) conflict with, or result in or constitute a default under or breach or violation of or grounds for termination of, any license, permit or other governmental authorization to which the Shareholder or Grizzly Energy, Inc. is a party or by which the Shareholder or Grizzly Energy, Inc. may by bound, or result in the violation by the shareholder or Grizzly Energy, Inc. of any laws to which the Shareholder or Grizzly Energy, Inc. may be subject, which would materially adversely affect the transactions contemplated herein. No authorization, consent or approval of, notice to, or filing with, any public body or governmental

authority or any other person is necessary or required in connection with the execution and delivery by the Shareholder of this Agreement or the performance by the Shareholder of its obligations hereunder.

c. Capitalization. The authorized capitalization of Grizzly Energy, Inc. consists of 50,000 shares of Common Stock, no par value, 16,000 of which are issued and outstanding and owned by the Shareholder.

d. Subsidiaries. Grizzly Energy, Inc. has no subsidiaries and does not own any interest in any corporation, partnership, joint venture, limited liability company, association, trust or entity.

e. Brokers' Fees. Grizzly Energy, Inc. has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

f. No Operations. Grizzly Energy, Inc. was organized on August 2, 2002 and has never conducted operations or incurred any liability.

g. Assets. Grizzly Energy, Inc. has good and marketable title to the Assets, free and clear of any lien, which Assets are reflected in Sections 1.2,a, b., c., and d. Such Assets are subject to items listed in Sections 1.2.d., e., and g.

h. Employees. Grizzly Energy, Inc. does not now have, or has ever had employees.

i. Disclosure. No statement, representation or warranty by the Shareholder in this Agreement, contain any untrue statement of material fact, or omits to state a material fact, necessary to make such statement, representations and warranties not misleading. There is no fact known to the Shareholder which has specific application to the Assets, and, so far as the Shareholder can reasonably foresee, materially threatens in the future, the Assets which has not been set forth in this Agreement.

3.2 Company's Representations and Warranties. The Company hereby represents and warrants to the Shareholder, all of which representations and warranties are true, complete, and correct in all respects as of the date hereof and will be as of the Closing Date, as follows:

a. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company has all requisite power and authority to own those properties and conduct those businesses presently owned or conducted by it, and is duly qualified to do business as it is now being conducted and is in good standing as a foreign corporation in each other jurisdiction where the property owned, leased or used by it or the conduct of its business makes such qualification necessary, except in any case where a failure so to qualify would not have a material adverse effect on the Company. The copies of the articles of incorporation and bylaws of the Company, which have been delivered to the Shareholder, are complete and correct and are in full force and effect at the date hereof.

b. Authorization; No Restrictions, Consents or Approvals. The Company has full power and authority to enter into and perform this Agreement and all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder has been duly taken. This Agreement has been duly executed by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, enforceable against the Company in accordance with its terms.

c. Disclosure. No statement, representation or warranty by the Company in this Agreement contains any untrue statement of a material fact, or omits to state any material fact, necessary to make such statement, in the light of the circumstances under which the were made, not misleading. The Company knows of no material fact which specifically applies to the Company and (so far as the Company can reasonably foresee) materially threatens the Company or its business, which has not been disclosed in such documents, or disclosed to the Shareholder.

d. No Broker. The Company has used no broker, and knows of no broker, which may have a claim against Shareholder for brokerage or this transaction.

SECTION 4. COVENANTS PRIOR TO CLOSING.

The Shareholder covenants that, except as otherwise consented to in writing by the Company, from and after the date hereof until the closing or the earlier termination of this Agreement the Shareholder (1) will use reasonable efforts consistent with past

practice to preserve the Assets, (ii) shall not enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale relating to the Assets; and (iii) shall not enter into or assume a mortgage, pledge, conditional sale or other title retention agreement, or permit any Lien to be placed upon the Assets.

SECTION 5. CLOSING.

5.1 Conditions to the Company's Obligations. The obligations of the Company under this Agreement, (including, without limitation, the obligation to consummate and effect the exchange of shares, shall be subject to satisfaction of the following conditions, unless waived by the Company:

a. The Shareholder shall have performed in all material respect all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

b. All representations and warranties of the Shareholder herein shall have been true and correct in all material respects where made (or will have been made true and correct by Closing Date), shall have continued to have been true and correct in all material respect at all times subsequent thereto, and shall be true and correct in all material respect on and as of the closing Date as though made on, as of and with reference to such Closing Date.

c. There shall not have occurred any material adverse changes with respect to the Assets or Grizzly Energy, Inc.

d. The Shareholder shall have executed and delivered to the Company all documents necessary to transfer all issued and outstanding shares of Common Stock of Grizzly Energy, Inc. to the Company, as contemplated by this Agreement

e. The Shareholder shall have delivered to Company an opinion, dated the Closing Date, substantially in a form reasonably satisfactory to the Company which shall include the subject matter contained in Section 3.1 a., b., c. and g.

5.2 Conditions to the Shareholder's Obligations. The obligations of the Shareholder under this Agreement (including, without limitation, the obligation to consummate and effect the share exchange) shall be subject to satisfaction of the following conditions, unless waived by the Shareholder:

a. The Company shall have performed in all material respects all agreements, and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder, at or prior to the Closing Date.

b. All of the representations and warranties of the Company herein shall have been true and correct in all material respects when made, shall have continued to have been true and correct in all material respects at all times subsequent thereto, and shall be true and correct in all material respects on and as of the closing Date as though made on, as of, and with reference to such Closing Date.

5.3 The Shareholder's Closing Documents. At the Closing, the Shareholder shall deliver to the Company, in form and substance reasonably satisfactory to the Company, all appropriate documents to effect or evidence the sale, conveyance, assignment and transfer to the Company of the issued and outstanding shares of Common Stock of Grizzly Energy, Inc. as contemplated hereby and necessary to place the Company, in full possession and enjoyment of all issued and outstanding shares of Common Stock of Grizzly Energy, Inc. as contemplated hereby, including the following:

a. A certificate evidencing the issued Grizzly Energy, Inc. outstanding shares of Common Stock of Grizzly Energy, Inc., registered in the name of the Company.

b. Copies of Grizzly Energy, Inc.'s bylaws and resolutions adopted by the Board of Directors of Grizzly Energy, Inc. authorizing the execution and delivery of, and performance of the Shareholder's obligations under this Agreement.

c. A certified copy of Grizzly Energy, Inc. articles of incorporation, if any, together with a certificate of good standing for Grizzly Energy, Inc. issued by the Secretary of State of the jurisdiction of its incorporation.

SECTION 6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

6.1 Survival of Representations and Warranties and Covenants. The representations, warranties, covenants, and obligations of the Company and the Shareholder set forth in this Agreement and in any certificate, agreement, or instrument delivered in connection with the transactions contemplated hereby, shall survive the Closing for a period of three years.

SECTION 7. GENERAL PROVISIONS.

7.1 Documentary Taxes. Each party shall pay any documentary or other taxes, arising from the issuance of any capital stock by such party.

7.2 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled, without the necessity of pleading or proving irreparable harm shall be entitled, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof. Any such claim for specific performance shall be brought and determined in the appropriate federal or state court, in the State of _______________ and in no other forum. The parties hereby irrevocably submit to the jurisdiction of any such _________ state court or federal court in _________, in connection with such claim for a specific performance.

7.3 Severability. If any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless by binding with the same effect as though the void parts were deleted.

7.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

7.5 Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representative, successors, heirs and permitted assigns.

7.6 Notices. Any notice, report, demand, waiver, consent or other commincation given by a party under this Agreement shall be in writing, may be given by a party or its legal counsel, and shall be deemed to be duly given upon delivery by Federal Express or similar overnight courier service which provides evidence of delivery, or when delivered by facsimile transmission if a copy thereof is also delivered in person or by overnight courier. Notices of address change shall be effective only upon receipt notwithstanding the provision of the foregoing sentence.

Notice to the Shareholder shall be sufficient if given to:

Altamont Oil & Gas, Inc.
Attention: Patrick Montalban
Box 488
Cut Bank, MT 594y4
Facsimile: (406) 873-2835

Notice to Company shall be sufficient if given to:

Majestic Oil & Gas, Inc.
Attention:

7.7 Oral Evidence. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.

7.8 Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder, whether relating to its execution, its validity, the obligations provided herein or performance , shall be governed or interpreted according to the internal laws of the State of _____ without regard to choice of law considerations.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed under the seal as of the date first above written.

ALTAMONT OIL & GAS, INC.

By: ______________________
Patrick Montalban, President

MAJESTIC OIL & GAS, INC.

By: ______________________
President